Exhibit 99.2

From: christine day <[ . . . ]>

Date: Mon, May 5, 2025 at 9:10 AM

Subject: Resignation

To: John Schlifske <[ . . .]>

Cc: Jennie Kent <[ . . .]>, Christine Day <[ . . .]>

John,

Please accept this as my official notice of resignation from the Kohl’s Board of Directors.

Sincerely,

Christine Day

Sent from my iPhone